Summary Plan Description

PENTEGRA RETIREMENT SERVICES


                                    Pentegra
                                     401(k)
                                    Program





                                 as adopted by:
                          American Bank of New Jersey

                                                        SUMMARY PLAN DESCRIPTION

                                                                             for

                                                     American Bank of New Jersey

                                                                  Bloomfield, NJ

                                                                    June 1, 2005




                                                         PENTEGRA SERVICES, INC.
                                                        108 Corporate Park Drive
                                                          White Plains, NY 10604

To Participating Employees of American Bank of New Jersey:


We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the American Bank of New Jersey Employees' Savings and Profit Sharing Plan and Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.



                                                     Your Employer,
                                                     American Bank of New Jersey

                                                        SUMMARY OF YOUR BENEFITS
--------------------------------------------------------------------------------

ELIGIBILITY                        You will be eligible  for  membership  in the
                                   Plan on the first day of the month coinciding with or next following the date you complete
                                   3 months of employment and attain age 21.

                                   You will be eligible to receive employer contributions on the first day of the month coincident with or next following the date you complete 1 year of employment and attain age 21.

                                   Notwithstanding the above, any employees who are covered by a collective bargaining agreement and/or non-resident aliens who receive no earned income from the employer which constitutes income from sources in the United States shall not be eligible for membership in the Plan.

PLAN SALARY                        Plan  Salary is defined as your total taxable
                                   compensation as reported on your Form W-2, (exclusive of any compensation deferred from a prior year).

                                   In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan, as well as pre-tax contributions to a Section 125 cafeteria plan and unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary.

PLAN CONTRIBUTIONS                 Employee  - You may  elect  to make a pre-tax
                                   --------
                                   contribution of 1% to 50% (in 1% increments) of Plan Salary. Alternatively, you may elect to make a pre-tax contribution to the Plan of a specified dollar amount (not to exceed
                                   50% of your monthly Plan Salary).

                                   Employer - Your employer  will  contribute an
                                   --------
                                   amount equal to 50% of your contribution. The above percentage rate shall apply to the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                                                 Illustration
                                                 ------------
                                       Employee                 Employer
                                   Contribution Rate      Matching Contribution
                                   -----------------      ---------------------
                                          1%                      0.50%
                                          2%                      1.00%
                                          3%                      1.50%
                                          4%                      2.00%
                                          5%                      2.50%
                                         6-50%                    3.00%

                                   In addition, your employer may, in its sole discretion, make a Profit Sharing contribution to the Plan. You will be eligible to receive a Profit Sharing contribution if you are a Plan Member at any time during the Plan Year for which Profit Sharing contributions are being made to the Plan by the Employer or retire, die or become totally and permanently disabled prior to December 31 of the year for which the Profit Sharing contributions are being made to the Plan by your employer.

                                   Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

                                                        SUMMARY OF YOUR BENEFITS
--------------------------------------------------------------------------------
                                                                       CONTINUED

VESTING You will be 100% vested in any employer contributions after you complete 6 years of employment. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS You may take a loan from your account and pay your account back with interest. Please refer to the "Borrowing From Your Account" section of this booklet to determine how you may take a loan from your account.

WITHDRAWALS                        While you are  working,  you may withdraw all
                                   or  part  of  your  vested  account   balance
                                   subject to certain limitations. You may also make withdrawals from your account after termination of employment.

DISABILITY                         If you are disabled, you will be entitled  to
                                   the same withdrawal rights as if you had terminated employment.

DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

Employee Eligibility...........................................................1

Reenrollment...................................................................1

Making Contributions to the Plan...............................................2
   o Plan Contributions........................................................2
   o Allocation of Contributions...............................................2
   o Rollovers.................................................................3
   o Plan Salary...............................................................3

Investing Your Account.........................................................4
   o Investment of Contributions...............................................4
   o Valuation of Accounts.....................................................4
   o Reporting to Members......................................................5

Vesting........................................................................6

Making Withdrawals from Your Account...........................................7
   o While Employed............................................................7
   o Upon Termination of Employment............................................7
   o Upon Disability...........................................................8
   o Upon Death................................................................8

Borrowing from Your Account....................................................9
   o Loans.....................................................................9

Plan Limitations..............................................................10

Top Heavy Information.........................................................11

Disputed Claims Procedure.....................................................11

Qualified Domestic Relations Orders (QDRO's)..................................11

Statement of Members Rights...................................................12

Plan Information..............................................................14

                                                    DETERMINING YOUR ELIGIBILITY
--------------------------------------------------------------------------------

                                       -5-

Employee Eligibility            You will be eligible for membership in the  Plan
                                on the first day of the  month  coinciding  with
                                or next following the date you complete 3 months
                                of employment and attain age 21.  In  order  for
                                you to complete 3 months of employment, you must
                                complete at least 250 hours of employment in a 3
                                consecutive   month   period.   The   initial  3
                                consecutive month period is measured from your date of employment, and (if you do not complete at least 250 hours of employment in such period) subsequent 3 month periods are measured.

                                You  will  be  eligible   to  receive   employer
                                contributions on the first day of the month coincident with or next following the date you complete 1 year of employment and attain age 21. In order for you to complete 1 year of employment, you must complete at least 1,000 hours of employment in a 12 consecutive month period. The initial eligibility period is measured from your date of employment.

                                In counting hours you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc. and any hours for which back pay may be due.

                                Notwithstanding the above, any employees who are covered by a collective bargaining agreement and/or non-resident aliens who receive no earned income from the employer which constitutes income from sources in the United States shall not be eligible for membership in the Plan.

                                After you meet the Plan's eligibility requirements and your completed enrollment form is received and processed by Pentegra Services, Inc., you will be enrolled in the Plan. Your participation will continue until the earlier of
                                (a) your termination of employment and payment to you of your entire account or (b) your death.

Reenrollment                    If you terminate employment and are subsequently
                                reemployed by the same employer, you will be eligible for immediate reenrollment.

                                                MAKING CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------
                                                                       CONTINUED

    Plan Contributions          Employee - You  may  elect  to  make  a  pre-tax
                                --------
                                contribution of 1% to 50% (in 1% increments)  of
                                Plan Salary (see "Plan Salary" section of   this
                                booklet).  Alternatively, you may elect  to make
                                a   pre-tax   contribution   to   the  Plan of a
                                specified dollar amount (not to exceed 50% of your monthly Plan Salary). You may elect not to make any contributions. You may change the rate at which you are contributing one time in any pay period. You may suspend your contributions at any time, but suspended contributions may not subsequently be made up.

                                Employer  - Your  employer  will  contribute  an
                                --------
                                amount equal to 50% of your contribution. The above percentage rate shall apply to the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                                In addition, your employer may, in its sole discretion, make a Profit Sharing contribution to the Plan. You will be eligible to receive a Profit Sharing contribution if you are a Plan Member at any time during the Plan Year for which Profit Sharing contributions are being made to the Plan by the Employer or retire, die or become totally and permanently disabled prior to December 31 of the year for which the Profit Sharing contributions are being made to the Plan by your employer.

                                Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine  if  there  are  any  restrictions  on
                                employer   contributions   on   account   of   a
                                withdrawal.

    Allocation of               Your employer  has  an account  for each member.
    Contributions               All  of  your  contributions  and  all  employer
                                contributions will be allocated to this account.
                                The   total   of   the  value  of  your  account
                                represents your interest in the plan.

                                Profit Sharing contributions, if any, shall be allocated to your Profit Sharing account. Subject to the overall permitted disparity limits, employer contributions will be allocated to the accounts of eligible Members who were active Employees at any time during the Plan
                                Year:

                                Step One:   If   the   Plan    is   top   heavy,
                                --------
                                contributions will be allocated to each eligible Member's Account in the ratio that each eligible Member's Salary bears to the total of all eligible Member's Salary, but not in excess of 3% of such eligible Member's Salary.

                                Step Two:  If  the  Plan  is   top  heavy,   any
                                --------
                                contributions remaining after the allocation in Step One will be allocated to the Account of each eligible Member in the ratio that each eligible Member's Salary for the Plan Year in excess of the Social Security Taxable Wage Base ("TWB") at the beginning of the Plan Year bears to the total excess Salary of all eligible
                                Members, but not in excess of 3% of such member's Salary.

                                For purposes of this Step Two, in the case of an eligible Member who has exceeded the cumulative permitted disparity limit, such eligible Member's total Salary for the Plan Year shall be taken into account.

                                Step Three:  Any  contributions  remaining after
                                ----------
                                the allocation in Step Two will be allocated to the Account of each eligible Member in the ratio that the sum of each Member's Salary and the Salary in excess of the TWB at the beginning of the Plan Year bears to the sum of all such Member's Salary and Salary in excess of the TWB at the beginning of

                                                MAKING CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------
                                                                       CONTINUED

                                the Plan Year but not in excess of the profit-sharing Maximum Disparity Rate. For purposes of this Step Three, in the case of an eligible Member who has exceeded the cumulative permitted disparity limit, two times such eligible Member's Salary will be taken into account.

                                Step Four: Any remaining Employer  contributions
                                ---------
                                will be allocated to each eligible Member's Account in the ratio that each eligible Member's Salary bears to all such Member's Salary.

                                Internal Revenue Service Nondiscrimination Rules
                                ------------------------------------------------
                                If you are a highly compensated employee, a portion of your contributions and/or employer contributions made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (see "Plan Limitations" section of this booklet for other limitations). In general, a highly compensated employee is an employee who:

                                 (a) was a 5% owner at any time during the current or preceding year, or
                                 (b) received annual compensation from the employer for the preceding year in excess of $90,000 (indexed for cost-of-living adjustments, if any).

    Rollovers                   You  may  make  a  rollover  contribution  of an
                                eligible  rollover  distribution  from any other
                                Internal  Revenue  Service  qualified retirement
                                plan  or  an  individual  retirement arrangement
                                (IRA).  These  funds  will  be  maintained  in a
                                separate rollover account in which you will have
                                a nonforfeitable vested interest.  Please   note
                                that  you  may  establish  a  "rollover" account
                                within  the   Plan   prior   to  satisfying  the
                                employer's  eligibility  requirements.  However,
                                the  establishment of a "rollover" account prior
                                to   satisfying   such   eligibility   will  not
                                constitute active membership in the Plan.

    Plan Salary                 Plan  Salary is  defined  as your  total taxable
                                compensation   as  reported  on  your  Form W-2,
                                (exclusive of any compensation deferred from a prior year).

                                In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan, as well as pre-tax contributions to a
                                Section 125 cafeteria plan and unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under
                                Section 132(f) of the Internal Revenue Code, are included in Plan Salary. However, Plan Salary for any year may not exceed $210,000 for 2005 (indexed for cost-of-living adjustments).

                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------

    Investment of               Contributions are invested at your direction  in
    Contributions               one  or  more  of  the investment funds provided
                                under your Plan. These funds are described in greater detail in your enrollment kit.

                                Contributions made by you are invested at your direction in one or more of the investment funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

                                Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your Plan allows for a change of investment allocation on a daily basis.

                                Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

                                No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts transferred to and invested in any of the other funds provided under the Plan for a period of three months may subsequently be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

                                If no investment direction is given, all contributions credited to a participant's account will be invested in the Money Market Fund.

    Valuation                   The Plan  uses a unit  system  for valuing  each
    of Accounts                 Investment   Fund.   Under  this  system    each
                                participant's  share   in  any  Investment  Fund
                                is represented by units. The unit value is determined as of the close of business each regular business day (daily valuation). The total dollar value of a participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your Plan account.

                                Transaction requests, such as withdrawals, change of investment elections or distributions that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed by the Plan Administrator.

                                NOTE: If for some reason (such as shut down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                       CONTINUED

    Reporting to Members

                                As soon as practicable after the end of each calendar quarter, you will receive a personal statement from the plan. This statement provides information about your account including its market value in each investment fund. Activity for the quarter is reported by investment fund and contribution type.

                                                                         VESTING
--------------------------------------------------------------------------------


Vesting "Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

                               With respect to employer contributions credited to your account, the following schedule will dictate when vesting will occur:

                                        Years of service   Vesting Percentage
                                        ----------------   ------------------
                                           Less than 2             0%
                                                2                  20%
                                                3                  40%
                                                4                  60%
                                                5                  80%
                                         6 or more years          100%

                               You will also become 100% vested in the employer contributions and earnings thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

                               If you terminate employment with this employer prior to completing 2 years of service, you will forfeit all of the employer contributions and earnings thereon credited to your account. However, if you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, measured from your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.

                               If you terminate employment with this employer after completing 2 years of service but prior to becoming 100% vested, you will forfeit the non-vested portion of the employer contributions and earnings thereon credited to your account. If you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, you are eligible to have the amount of the forfeiture restored to your account. If you received a distribution of the vested portion of your account prior to incurring 5 consecutive 1-year breaks in service, such restoration is conditioned on your paying back to your account the amount of your prior vested balance within 5 years of the date it was distributed to you. In either event, your prior vesting service will be recredited to your account.

                               Please note that you will be credited with a year of service for vesting purposes if you complete 1,000 hours of employment during the Plan Year. In order to determine your hours of employment, you will be credited with 190 hours of employment for each month during your service with American Savings Bank of NJ.

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------

                             You may make a total or partial withdrawal of the vested portion of your account by filing the appropriate form with the Plan Administrator for transmittal to Pentegra Services, Inc. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is received and processed by
                             Pentegra Services, Inc. (See "Valuation of Accounts" section of this booklet).

                             Under   current  law,  an  excise  tax  of  10%  is
                             generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

    While                    In   general,  employer   contributions credited on
    Employed                 your behalf will not be  available  for  in-service
                             withdrawal    until   such   employer contributions
                             have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

                             As required by Internal Revenue Service Regulations, a withdrawal from your pre-tax contributions prior to 59 1/2 or termination of employment can only be made on account of hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

                             1) Medical  expenses  (other than  amounts  paid by
                                insurance).
                             2) The purchase of a  principal residence (mortgage
                                payments  are  excluded).
                             3) Tuition,  including room and board, for the next
                                12 months of Post-secondary education.
                             4) The prevention of the eviction from a  principal
                                residence or foreclosure on the mortgage of a principal residence.

                             In addition, an in-service withdrawal of employer matching contributions, employer Profit Sharing contributions, if any and/or employee rollover contributions, if any, credited to your account may only be made upon your attainment of age 59 1/2 or on account of hardship.

                             Only one in-service withdrawal may be made in any Plan Year.

    Upon                     You may  leave your account with the Plan and defer
    Termination of           commencement  of  receipt  of  your  vested balance
    Employment               until  April 1 of  the  calendar year following the
                             calendar  year  in  which  you  attain  age 70 1/2,
                             except  to  the  extent  that  your  vested account
                             balance as of the date of your  termination is less
                             than $500, in which case your  interest in the Plan
                             will  be  cashed  out  and  payment  sent  to  you.
                             Please  note that if you leave  your  account  with
                             the  Plan  and  your  vested   balance is less than
                             $20,000,  your  account  will be assessed an annual
                             administrative fee in the amount of $24.00. If your
                             vested balance is equal to or exceeds  $20,000,  no
                             annual administrative fee shall be assessed to your
                             account.   You  may  make   withdrawals  from  your
                             account(s)   at  any  time   after  you   terminate
                             employment.   You  may   continue   to  change  the
                             investment   instructions   with  respect  to  your
                             remaining  account balance and

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                       CONTINUED

                             make withdrawals as provided above.(See "Investment of Contributions" section of this booklet).

                             You may elect to receive your benefit in the form of (i) an annuity payable for your life, (ii) a lump sum payment, or (iii) in the form of annual installments with the right to take in a lump sum the vested balance of your account at any time during such payment period. If the actuarial determination of your life expectancy is less than the period you elect, the maximum period over which you can receive annual installments will be the next lower payment period.

                             If you are married and you have elected to receive your benefit in the form of a life annuity, your spouse must consent in writing to waive the right to receive a qualified joint and survivor annuity form of payment.

    Upon Disability          If   you  are  disabled   in  accordance  with  the
                             definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

                             You are disabled under the Plan if you are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

    Upon Death               If you die when you are a participant of the  Plan,
                             the value of your entire account will be payable to
                             your beneficiary.  If you are married at  the  time
                             of your death, your spouse will  be the beneficiary
                             of your death benefit, (unless your spouse consents
                             in   writing   to   the  designation of a different
                             beneficiary). If you are not married at the time of your death or your spouse consents to a different beneficiary, such beneficiary may elect to receive the benefit in the form of a lump sum payment or in the form of installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or under the life expectancy method.

                             Notwithstanding the above, if your account under the Plan is less than $500, then your account will be distributed to your beneficiary as soon as practicable following your date of death regardless of your marital status at the time of your death.

                                                     BORROWING FROM YOUR ACCOUNT
--------------------------------------------------------------------------------

    Loans You may borrow from the vested portion of your account. You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

                               The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc. receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer contributions.

                               The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate [base rate] plus 1%).

                               Repayments are made through payroll deductions and will be transmitted along with the employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or between 1 and 5 years for all other loans, at your option. After 3 monthly payments have been made, you may repay the outstanding balance of the loan (subject to the terms of your loan document). If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

                               As you repay the loan, the principal portion, together with the interest, will be credited to your account. In this way, you will be paying interest to yourself. A $50.00 origination fee and a $40.00 annual administrative fee will be subtracted from your account. The origination fee, plus the first year's administrative fee will be deducted proportionately from your account at the time of origination. Subsequent annual administrative fees will be deducted from your account each year on or about the anniversary date of the loan origination.

                               In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the applicable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.

                                                                PLAN LIMITATIONS
--------------------------------------------------------------------------------

Plan Limitations               Internal  Revenue  Service  ("IRS")  requirements
                               impose  certain  limitations  on  the  amount  of
                               contributions that may be made to this and  other
                               qualified   plans.   In   general,   the   annual
                               "contributions" made  to  a  defined contribution
                               plan such as this Plan, in respect of any member,
                               may not exceed the lesser of 100% of the member's
                               total  compensation or $42,000.  (This amount may
                               be subject to periodic adjustment by the  IRS  at
                               some  time  in  the  future.)   For this purpose,
                               "contributions" include  employer  contributions,
                               member 401(k) contributions  and member after-tax
                               contributions.  The  annual  member contributions
                               allocated  to  a  member's 401(k) account may not
                               exceed   $11,000   (indexed   for  cost-of-living
                               adjustments,  $14,000 in 2005).  Further, if your
                               employer  has  another  tax-qualified   plan   in
                               effect, these limits are subject to additional restrictions.

                               Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

                               As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

                               Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

                               If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

                               Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

                               The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

                               The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.

--------------------------------------------------------------------------------

Top Heavy                      A "top heavy" plan  is  a  plan  under which more
Information                    than 60% of the accrued benefits (account values)
                               are for key employees. Key employees generally include officers and shareholders earning more than $130,000 per year (indexed for cost-of-living adjustments), 5% owners of the Employer, and 1% owners of the Employer earning $150,000 per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee. This minimum contribution would be offset by the regular contribution made by your employer (See "Plan Contributions" section of this booklet).

                               In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

Disputed Claims                If you  disagree  with  respect to any benefit to
Procedure                      which you feel you are  entitled, you should make
                               a  written  claim  to the  Plan Administrator  of
                               the  Plan.  If  your  claim  is denied, you  will
                               receive   written   notice explaining  the reason
                               for the denial within 90 days after the claim is filed.

                               The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

Qualified Domestic             A QDRO is a judgment, decree or order  which  has
Relations  Orders              been determined by  the Plan   Administrator,  in
(QDRO's)                       accordance with  the procedures established under
                               the provisions of the Plan, to constitute a QDRO under the Internal Revenue Code.

                               To obtain copies of the Plan's QDRO Procedures, free of charge, please contact the Plan Administrator. (Please refer to the "Plan Information" section of this booklet to obtain the Plan Administrator's address and phone number).

                                                                  MEMBERS RIGHTS
--------------------------------------------------------------------------------

Statement of                    As a participant  of the Plan,  you are entitled
Members Rights                  to  certain rights and  protection  under  ERISA
                                which  provides  that  all  members   shall   be
                                entitled to:

                               o Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

                               o Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

                               o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

                               In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

                               Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                               In addition, if you disagree with the Plan Administrator's decision (or lack thereof) concerning the qualified status of a domestic relations order subsequent to the 18 month period described in Section 414(p) of the Code, after you complied with the remedies prescribed by the Plan's QDRO procedures and the Disputed Claims Procedures outlined in the Summary Plan Description, you may file suit in federal court.

                               If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or, after you have complied with the Disputed Claims Procedure outlined in this Summary Plan Description, you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

                                                                  MEMBERS RIGHTS
--------------------------------------------------------------------------------
                                                                       CONTINUED

                               If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                               This Statement of ERISA Rights is required by federal law and regulation.

                                                                PLAN INFORMATION
--------------------------------------------------------------------------------

Plan Name:                   American  Bank  of  New Jersey Employees' Savings
                             and Profit Sharing Plan and Trust

Plan Administrator:          Administrative Committee
                             American Bank of New Jersey
                             365 Broad Street
                             Bloomfield, NJ  07003

                             Phone Number: (973) 748-3600

                             Employer Identification Number: 22-3284250

                             Plan Number: 003

                             Plan Year End: 12/31


Trustee:                     The Bank of New York
                             1 Wall Street
                             New York, NY  10286

                             Phone: (212) 635-8115


Agent for Service of         American Bank of New Jersey
Legal Process:


Administrative Services:     Record-keeping services are provided by:

                             Pentegra Services, Inc.
                             108 Corporate Park Drive
                             White Plains, New York  10604

                             Phone No.: (914) 694-1300 FAX No.: (914) 694-9384
                                        (800) 872-3473 Website: www.pentegra.com
                                                                ----------------